UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported) November 9, 1999


                            NOONEY REALTY TRUST, INC.
             (Exact Name of Registrant as Specified in its Charter)


        MISSOURI                      00-13457                    48-1339136
(State or  Other Jurisdiction        (Commission                (IRS Employer
       of Incorporation)             File Number)            Identification No.)


1100 Main, Suite 2100, Kansas City, MO                                     64105
(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code   (816) 421-4670

Item 1. Changes in Control of Registrant.

Settlement Agreement

   On October 19, 1999, the Trust entered into a Settlement Agreement (the "Settlement Agreement") relating to a lawsuit filed in the Circuit Court of Jackson County, Missouri on August 18, 1997 by the Trust entitled Nooney Realty Trust, Inc. v. David Johnson, et al. (the "Lawsuit"). The closing under the Settlement Agreement occurred on November 9, 1999 (the "Closing").

   The Lawsuit was filed by the Trust. Among other claims, the Trust had asked for a declaratory judgment against certain individuals and entities who hold shares of the Trust. The Trust initiated the suit to obtain a judicial determination of the validity and status of some of the Trust's shares (known as "Excess Shares"). On April 27, 1999, the Court entered summary judgment for the defendants on the Trust's declaratory judgment count and designated its decision for appeal without awaiting resolution of the Trust's remaining claims. Prior to the settlement, the Trust had appealed the Court's judgment to the Missouri Court of Appeals for the Western District.

   Pursuant to the Settlement Agreement, (i) CGS Real Estate Company, Inc. ("CGS") and certain of its affiliates have sold all their shares of common stock in the Trust owned beneficially or of record by CGS or its affiliates (75,763 shares) to NKC Associates, L.L.C. (37,881) and Chris Garlich (37,882) at a price of $10.00 per share, (ii) Lawrence E. Fiedler, and James P. Ingram resigned as members of the Board of Trustees, and each of William J. Carden, Thomas N. Thurber, Gregory J. Nooney, Jr., Glenda F. White and Patricia A. Nooney resigned as officers of the Trust effective as of the Closing, (iii) Robert B. Thomson and Monte McDowell were elected by the Board of Directors to fill the vacancies created by the resignations of the two members of the Board of Trustees, (iv) CGS and its affiliates have terminated each of the management and other services agreements between CGS and its affiliates and the Trust, (v) the Lawsuit was dismissed pursuant to stipulations of dismissal with prejudice signed by each of the parties to the Lawsuit and (vi) William J. Carden and Thomas N. Thurber terminated their employment agreements with the Trust. Mr. Thomson and Mr. McDowell, along with William W. Geary, Jr., are the Trust's independent trustees, as required by the Trust's bylaws.

   Effective November 9, 1999, the Board of Trustees elected the following officers: David L. Johnson, Chairman; Daniel W. Pishny, President; John W. Alvey, Vice-President; Christine A. Robinson, Secretary; and Amy Kennedy, Treasurer.

   The Settlement Agreement also requires that William J. Carden, Gregory J. Nooney, Jr. and William W. Geary, Jr. resign as members of the Board. However, Rule 14f-1 of the Securities Exchange Act of 1934 requires that, at least ten days prior to a change in a majority of the directors, the Trust must file the information disclosed in this Form 8-K with


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

the Securities and Exchange Commission and transmit this information to all shareholders of the Trust. Messrs. Carden, Nooney and Geary will resign effective as of the expiration of this ten day period. The remaining members of the Board will appoint David L. Johnson, Daniel W. Pishny and Chris Garlich to fill the vacancies on the Board created by these resignations at that time. Mr. Garlich will be the Trust's third independent trustee.

   NKC Associates, L.L.C. ("NKC") is a Missouri limited liability company whose members are: Daniel W. Pishny (22.5%), John W. Alvey (22.5%), Amy Kennedy (22.5%), Christine A. Robinson (22.5%) and Robert B. Thomson (10%). NKC acts as a limited partner in real estate limited partnerships. NKC acquired the 37,881 shares of the Trust from CGS with funds from a demand loan made by Bond Purchase, L.L.C., a Missouri limited liability company and an affiliate of NKC. The demand loan is secured by the 37,881 shares of the Trust acquired by NKC, with interest accruing on the unpaid balance at a rate of eight percent per annum. Chris Garlich acquired the 37,882 shares of the Trust from CGS with personal funds.

   NKC, Chris Garlich, David L. Johnson and the other newly appointed officers and directors now beneficially own 251,790 shares of the Trust, representing 29.05% of the 866,624 issued and outstanding shares of the Trust as of November 15, 1999.

Directors and Executive Officers

DAVID L. JOHNSON             Mr. Johnson,  age 43, is Chairman,  Chief Executive
                             Officer,   and   majority   shareholder   of  Maxus
                             Properties,  Inc. ("Maxus"), a Missouri corporation
                             located  at 1100 Main,  Suite  2100,  Kansas  City,
                             Missouri  64105,  that  specializes  in  commercial
                             property  management for affiliated  owners.  Maxus
                             employs   more   than  250   people  to  manage  49
                             commercial  properties,  including  more than 8,000
                             apartment  units and 700,000  square feet of retail
                             and office  space.  Mr.  Johnson is also  currently
                             Vice  President  of  KelCor,  Inc.  ("KelCor"),   a
                             Missouri   corporation   that  specializes  in  the
                             acquisition of commercial real estate.

DANIEL W. PISHNY             Mr.   Pishny,   age  37,  is  President  and  Chief
                             Operating   Officer   of  Maxus.   Mr.   Pishny  is
                             responsible for the day-to-day operations of Maxus and its managed properties. Prior to working for Maxus, Mr. Pishny worked in Bank Midwest, N.A.'s commercial lending department as a vice president of commercial lending.

ROBERT B. THOMSON            Mr.  Thomson,  age 52, is an  attorney  in  private
                             practice in Kansas City, Missouri. His practice emphasizes real estate, business and corporate law.
                             Since 1987, Mr. Thomson has served as a Trustee for the Kansas City, Missouri Police and Civilian
                             Retirement

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

                             Fund, overseeing investments in excess of one-half billion dollars.

MONTE MCDOWELL               Mr.  McDowell,  age 42, is currently the President,
                             Chief Executive Officer and principal shareholder of Home Medical Speciality Equipment, Inc., a
                             Missouri corporation doing business as MED4HOME, which he founded in 1994. This corporation is involved in capital equipment medical sales.

CHRIS GARLICH                Mr.   Garlich,   age  42,  is  the  Executive  Vice
                             President and member of Bancorp Services, LLC, a Missouri limited liability company, specializing in the development, administration and distribution of life insurance products to the corporate and high net worth market place.

JOHN W. ALVEY                Mr. Alvey,  age 41, is Executive Vice President and
                             Chief  Financial  Officer of Maxus and President of
                             KelCor.

   Except as described herein, none of the directors or executive officers of the Trust (i) has engaged in or has a direct or indirect interest in any transaction or series of transactions since the beginning of the Trust's last fiscal year or in any currently proposed transaction, to which the Trust or any of its subsidiaries is a party where the amount involved was in excess of $60,000, (ii) is the beneficial or record owner of any securities of the Trust or any parent or subsidiary thereof, (iii) is the record owner of any securities of the Trust of which it may not be deemed to be the beneficial owner, (iv) has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Trust, (v) has any arrangements or understandings with any nominee with respect to any securities of the Trust pursuant to which such nominee was selected as a nominee and there exist no such agreements or understandings between any nominee and any other person, or (vi) has any agreement or understanding with respect to future employment by the Trust or any arrangement or understanding with respect to any future transactions to which the Trust will or may be a party.

   Each of the nominees has consented to serve as a director and intends to discharge his duties as director of the Trust in compliance with all applicable legal requirements, including the general fiduciary obligations imposed upon corporate directors.

Committees of the Board

   Among the standing committees of the Board of Directors are the Executive Committee and the Audit Committee. The Trust does not have standing nominating or compensation committees.

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

   Effective after the ten day notice period required by Rule 14f-1, the Executive Committee will be comprised of David L. Johnson, Monte McDowell and Robert B. Thomson. The Executive Committee is empowered to exercise, in between regular meetings of the Board of Directors, all of the authority of the Board of Directors in the management of the Trust.

   Effective after the ten day notice period required by Rule 14f-1, the Audit Committee will be comprised of Robert B. Thomson, Chris Garlich and Monte McDowell. The functions of the Audit Committee are to recommend to the Board of Directors the accounting firm to serve as the independent auditor of the Trust, to monitor and review with the independent auditor the Trust's financial reporting and accounting procedures and policies, to supervise the adequacy of the Trust's financial, accounting and operating controls and to review the scope of any audits conducted by the independent auditor.

Security Ownership of Certain Beneficial Owners and Management

   The table below sets forth information as of November 9, 1999, regarding the number of shares of the Trust beneficially owned by each of the directors and executive officers of the Trust and by all directors and executive officers of the Trust and by all directors and officers as a group. Except for these directors and executive officers listed below and NKC, the Trust is unaware of any other beneficial owner of five percent or more of the Trust's shares of common stock.


           Name of                     Number of Shares            Percent
      Beneficial Owner              Beneficially Owned (2)       of Class (2)
      ----------------              ----------------------       ------------

David L.  Johnson                         80,682 (3)                 9.3


Daniel W. Pishny                          41,981 (4)                 4.8


Robert B.  Thomson                        41,645 (5)                 4.8

Chris Garlich                             67,082                     7.7

Monte McDowell                             4,000 (6)                   *

John W. Alvey                             55,881 (4)(7)(8)           6.4

Directors and Executive
Officers as a group                      250,790 (9)                28.9


(1) Under the rules of the Securities and Exchange Commission, persons who have power to vote or dispose of securities, either alone or jointly with others, are deemed to be the beneficial owners of such securities. Accordingly, shares owned separately


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

     by spouses or other family members are not included. Except as described in the footnotes below, the director has both sole voting power and sole investment power with respect to the shares set forth in the table.

(2) An asterisk indicates that the number of shares beneficially owned do not exceed one percent of the Trust's common stock issued and outstanding.

(3) Includes 41,113 shares held by KelCor, Inc., a Missouri corporation owned by Mr. Johnson and his wife Ms. Sandra Castetter.

(4) Includes shared voting and dispositive power of the 37,881 shares held by NKC, which each of Mr. Pishny and Mr. Alvey hold a 22.5% equity interest.

(5) These shares are held by FQE, L.L.C., a Missouri limited liability company ("FQE"). FQE obtained the funds used to purchase these shares from proceeds of a loan made to FQE by David L. Johnson. The loan is evidenced by a promissory note, due on demand, bearing interest at a rate of eight percent per annum, and secured by the shares. Mr. Thomson is the sole member of FQE.

(6) These shares are held by Home Medical Speciality Equipment, Inc., a Missouri corporation. Mr. McDowell is the principal shareholder and chief executive officer of this corporation.

(7) Mr. Alvey disclaims any beneficial ownership of the 41,113 shares held by KelCor,, Inc.

(8) Substantially all of the shares purchased by Mr. Alvey other than the shares acquired by NKC were purchased with funds loaned to Mr. Alvey by David L. Johnson and his affiliates. These loans are unsecured.

(9)  Includes the 37,881 shares held by NKC.

Management Agreement

   The Trust intends to enter into a management agreement with Maxus, which is an affiliate of Messrs. Johnson, Pishny and Alvey. The terms of the management agreement will be established at the first board meeting of new directors. The Trust expects that the management agreement will provide for fees customary to those in the commercial real estate industry.


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

Executive Compensation and Directors Fees

   No decision has been made as to whether any of the executive officers will be salaried employees or whether the executive officers will enter into employment agreements. It is expected that these decisions, along with the decision regarding whether an investment advisor will be hired, will be made at the first board meeting of the new directors. It is expected that the independent directors will be entitled to receive the same fees as the past independent directors received: (a) $500 for each meeting attended in person; (b) $250 for each meeting conducted by telephone conference at which a vote was taken; and
(c) reimbursement by the Trust for their expenses and other out-of-pocket expenses incurred in connection with attending meetings of the Trust and carrying on the business of the Trust.

Certain Forward Looking Statements

   The Shareholder Committee has made forward looking statements in this Proxy Statement that are subject to risks and uncertainties. Forward looking statements include those statements preceded by, followed by or that include the words "believes," "expects," "anticipates" or similar expressions. For those statements, the Shareholder Committee claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.




                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Nooney Realty Trust, Inc.



Date: November 16, 1999                 By: /s/ Daniel W. Pishny

                                            Daniel W. Pishny, President


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